Exhibit 99.2

Mothers Work, Inc.

Third Quarter (FY 2007)

Earnings Release Conference Call

July 24, 2007

9:00 a.m. Eastern Time

Certain Financial Information Discussed During the Third Quarter (FY 2007) Earnings Release Conference Call Not Included in the Press Release

1.	Accounts receivable as of June 30, 2007 were approximately $11 million.